As filed with the Securities and Exchange Commission on May 25, 2000
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------

                        TOR MINERALS INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)


                               Delaware 74-2081929
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                        TOR Minerals International, Inc.

                               722 Burleson Street

                           Corpus Christi, Texas 78402
          (Address of principal executive offices, including zip code)

                       -----------------------------------

            2000 INCENTIVE PLAN FOR TOR MINERALS INTERNATIONAL, INC.

                            (Full title of the plan)
                       ----------------------------------

                             L. Steven Leshin, Esq.
                 Jenkens & Gilchrist, a Professional Corporation
                          1445 Ross Avenue, Suite 3200
                               Dallas, Texas 75202
                     (Name and address of agent for service)

                                 (214) 855-4500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                                     Proposed maximum       Proposed maximum
       Title of                  Amount to            offering price           aggregate                Amount of
securities to be registered    be registered (1)      per share (2)(3)    offering price (2)(3)    registration fee (3)
---------------------------    -----------------     -----------------    ---------------------    --------------------
 Common Stock, par value         750,000                $2.56                 $1,920,000                $534.00
    $.25 per share
------------------------------ -------------------- ---------------------------------------------- --------------------

(1) Consists of 750,000 shares of common stock reserved for issuance to employees and other eligible persons of TOR Minerals International, Inc. (the "Company") pursuant to the 2000 Incentive Plan for TOR Minerals International, Inc. (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of the Company's Common Stock (the "Common Stock") issuable pursuant to the exercise of options and/or awards granted or to be granted under the Plan to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.

(2) Estimated solely for the purpose of computing the registration fee.


(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plan is based upon 750,000 shares of Common Stock reserved for issuance under the Plan, at a price of $2.56, which is the average of the highest and lowest price per share of Common Stock on the NASDAQ Small Cap Market System on May 23, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information*
         -----------------------------------------------------------



                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         The Company hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

     (1) the Company's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended December 31, 1999;

     (2) the Company's Quarterly Report on Form 10-QSB filed with the Commission for the three months ended March 31, 2000; (3) the Company's Current Report on Form 8-K, dated March 1, 2000 and the amendment thereto on Form 8-K/A filed by the Company with the Commission on May 12, 2000; and

     (4) the description of the Common Stock of the Company set forth in the Registration Statement on Form 8-A, filed with the Commission on December 14, 1988, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.
--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this or her conduct was unlawful.

         Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

         Section 145(c) of the DGCL further provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the certificate of incorporation, bylaws or indemnification agreements. Article Tenth of the Company's Certificate of Incorporation, as amended, provides for the indemnification of the Company's officers, directors, employees and agents to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a)      Exhibits.

                           The  following  documents are filed as a part of this
registration statement.

         Exhibit  Description of Exhibit

         4.1 Form of Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-25354) filed November 3, 1988, which registration statement became effective December 14, 1988).

         4.2 2000 Incentive Plan for TOR Minerals International, Inc. (incorporated by reference to the Company's definitive Proxy Statement on Schedule 14A filed April 11, 2000)

         5.1*     Opinion of  Jenkens &  Gilchrist,  a  Professional Corporation

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

         23.2*    Consent of Ernst & Young LLP

         23.3*    Consent of Deloitte Touche Tohmatsu

         24.1 Power of Attorney (included in the signature page of this Registration Statement)
         -------

         *        Filed herewith.

Item 9.  Undertakings.

         A.       The undersigned Company hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on May 19, 2000.

                                      TOR MINERALS INTERNATIONAL, INC.

                                      By:  /s/ Bernard A. Paulson
                                          --------------------------------
                                          Bernard A. Paulson
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Bernard A. Paulson and Richard L. Bowers and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re- substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                    Capacity                                          Date

/s/ Bernard A. Paulson       President, Chief Executive                    May 19, 2000
----------------------       Officer and Director
Bernard A. Paulson


/s/ Craig Schkade            Chief Financial Officer                       May 19, 2000
-----------------            and Treasurer
Craig Schkade                (Principal Accounting and Financial Officer)


/s/ Richard L. Bowers        Executive Vice President                      May 19, 2000
---------------------        and Director
Richard L. Bowers


/s/ Thomas W. Pauken         Chairman of the Board of Directors            May 24, 2000
--------------------
Thomas W. Pauken

/s/ W. Craig Epperson        Director                                      May 23, 2000
---------------------
W. Craig Epperson

                             Director                                      May __, 2000
---------------------
Christopher J. McGougan


                             Director                                      May __, 2000
---------------------------
Si Boon Lim




                                INDEX TO EXHIBITS

                                                                     Sequential
Exhibit                                                                   Page
Number         Document Description                                      Number

4.1 Form of Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-25354)filed November 3, 1988, which registration statement became effective December 14,
       1988).

4.2 2000 Incentive Plan for TOR Minerals International, Inc. (incorporated by reference to the Company's definitive Proxy Statement on Schedule 14A filed April 11, 2000).

5.1*   Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

23.2*  Consent of Ernst & Young LLP

23.3*  Consent of Deloitte Touche Tohmatsu

24.1 Power of Attorney (included in the signature page of this Registration Statement)

-------
 *        Filed herewith.